UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 20, 2017

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	AC Nielsen House London Road Oxford Oxfordshire OX3 9RX United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Nielsen Holdings plc (the “Company”) approved the material terms of the U.S. Severance Policy for Section 16 Officers and Senior Executives (the “Severance Policy”), which applies to the Company’s Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”) and other named executive officers (“NEOs”) listed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 6, 2017. The significant terms of the Severance Policy were adopted by the Committee after assessment of market practices in order to attract and retain senior executives. The material terms of the Severance Policy became effective upon the Committee’s approval, except with respect to the CEO for whom shareholder approval is required under U.K. law and is expected to be sought at the Company’s next meeting of shareholders.

The following is a summary of the material terms of the Severance Policy:

a) Qualifying Termination Outside of the Change in Control Protection Period: If the individual subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason (as such terms are defined in the Severance Policy) at any time other than during the 24-month period following a change in control (the “Change in Control Protection Period”), such individual has the right to payments equal to, with respect to the CEO, two times or, with respect to the other individuals subject to the Severance Policy, one times the sum of the individual’s annual base salary and the average of the annual incentive payments paid to the individual in the prior three years.

b) Qualifying Termination During the Change in Control Protection Period: If the individual subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason during the Change in Control Protection Period, such individual has the right to payments equal to two times the sum of the individual’s annual base salary and the average of the annual incentive payments paid to the individual in the prior three years.

Change in control is defined in the Severance Policy and includes the acquisition of shares of the Company representing more than 40% of the Company’s capital stock; merger, consolidation or reorganization where pre-transaction shareholders do not continue to hold at least 50% of the Company’s voting power; change in majority of the Board within a 12-month period; and liquidation, dissolution or a material asset sale.

The Severance Policy provides for a 280G best-after-tax cutback, which applies to any payments or benefits that individuals subject to the Severance Policy are entitled to receive that are “excess parachute payments” under the “golden parachute” excise tax rules of the Internal Revenue Code.

All severance payments under the Severance Policy are conditioned on the individual’s execution of an effective release of claims in favor of the Company.

No other material changes were made to the severance arrangements of the CEO, CFO and other NEOs, including with respect to the annual incentive awards, health and welfare benefits, and treatment of stock options, restricted stock units and performance restricted stock units.

The Company expects to file the Severance Policy as an exhibit to its quarterly report on Form 10-Q for the quarter ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2017

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary